UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2019

BioTelemetry, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Cedar Hollow Road Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2019, the Board of Directors (the “Board”) of BioTelemetry, Inc. (the “Company”) appointed Laura Dietch to the Board, filling the existing Class II vacancy and appointed Tiffany Olson to the Board, filling a newly created Class III vacancy. Laura Dietch and Tiffany Olson have each been appointed to serve as a member of the Board’s Audit Committee, and the Board has determined that each is an independent director under Nasdaq listing standards.
Consistent with the other non-employee directors of the Board, each new director will receive an annual retainer of $55,000, payable, at her election, in cash or restricted stock units, and an annual grant of restricted stock units valued at $130,000. In each case, such amounts shall be prorated to reflect the date the director’s service began. Additionally, the Company expects each newly elected director to enter into the Company’s standard indemnification agreement for its directors.
A copy of the press release announcing the appointments to the Board is attached hereto as Exhibit 99.1 to this current report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 26, 2019, the Board amended Article IV, Section 15 of the Bylaws of the Company (the “Bylaws”) to allow for the size of the Board to be fixed from time to time via a Board resolution and made a clarifying edit. A copy of the amended and restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title
3.2	Bylaws of BioTelemetry, Inc., as amended February 26, 2019 (marked to show changes from former bylaws)
99.1	Press release dated February 28, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

Dated: February 28, 2019	By:	/s/ Heather C. Getz

		Name:	Heather C. Getz
		Title:	Executive Vice President and Chief Financial Officer